SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2014, the Compensation Committee of the Board of Directors of FTI Consulting, Inc. (“FTI Consulting”) adopted new forms of award agreements pursuant to which it may grant cash-based stock appreciation rights (“SARs”), cash unit and cash-based performance units to named executive officers and other eligible participants as cash awards under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated as of June 2, 2010, as further amended from time to time.

The forms of Cash-Based Stock Appreciation Right Award Agreement, Cash Unit Award Agreement and Cash-Based Performance Unit Award Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and they contain all of the material terms and conditions of such awards, other than date of grant, grantee’s name, number of shares or cash value to which they relate, vesting terms, forfeiture terms, definitions, exercise price in the case of SARs, and performance conditions in the case of performance unit awards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Cash-Based Stock Appreciation Right Award Agreement

10.2	Form of Cash Unit Award Agreement

10.3	Form of Cash-Based Performance Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 27, 2014	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Cash-Based Stock Appreciation Right Award Agreement

10.2	Form of Cash Unit Award Agreement

10.3	Form of Cash-Based Performance Unit Award Agreement